UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2009

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of Stock Option Agreement.

On February 2, 2009, the Compensation and Human Resources Committee of the Board of Directors of Autodesk, Inc. (the “Company”) approved a new form of stock option agreement under the Company’s 2008 Employee Stock Plan for certain stock option grants to the Company’s executive officers. The sole change from the previously approved form of stock option agreement is that the new form of stock option agreement contains a twelve month post-termination exercise period rather than a six month period, except in certain circumstances specified in the form of stock option agreement, in which case, the post-termination exercise period would be three months.

The foregoing is qualified in its entirety by reference to the new form of stock option agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Registrant’s 2008 Employee Stock Plan Form of Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL DI FRONZO
Pascal Di Fronzo Senior Vice President and General Counsel

Date: February 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registrant’s 2008 Employee Stock Plan Form of Agreement